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EXHIBIT 4.2


                               FORM OF SECURITIES

THIS RENEWABLE UNSECURED SUBORDINATED NOTE (THE "NOTE") OF CONSUMER PORTFOLIO SERVICES, INC (THE "COMPANY") IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS FOR THE HOLDER TO TRANSFER THIS NOTE, INCLUDING THE PRIOR CONSENT OF THE COMPANY TO ANY SUCH TRANSFER. THE INDENTURE HAS BEEN FILED AS EXHIBIT 4.1 TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-2 DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT ____________, 2005, PURSUANT TO WHICH THIS NOTE HAS BEEN ISSUED BY THE COMPANY.

THE COMPANY MAY REDEEM THIS NOTE, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

                           [OID LEGEND, IF APPLICABLE]

                        CONSUMER PORTFOLIO SERVICES, INC.

                    Incorporated Under the Laws of California

                     RENEWABLE UNSECURED SUBORDINATED NOTES

Registered No.:___________________     Registered Principal Amount: $___________

Issue Date:_______________________     Interest Rate:___________________________

Term:_____________________________     Interest Payment Schedule:_______________

Maturity Date:____________________     Payment Date (for interest):_____________

         Consumer Portfolio Services, Inc., a corporation created under the laws of the State of California (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________________________, or registered assigns, the principal sum of ____________ Dollars ($________) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date set forth above, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the "Initial Payment Date") and on each subsequent Payment Date thereafter at the Interest Rate set forth above, until the principal hereof is paid or made available for payment; provided, however, that if the Payment Date is within five (5) Business Days of the Issue Date, then the first payment will be made in the following month and will include the interest earned since the Issue Date. Interest shall accrue on the principal amount for the period from the later of the Issue Date of this Note or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date. Initially capitalized terms used but not defined herein shall have the respective meanings given such terms in the Indenture.

         The principal hereof is subject to optional redemption by the Company and optional repurchase at the request of the Holder, as provided in the Indenture, and if not so redeemed or repurchased, shall be due and payable in full on the Maturity Date, which also shall constitute a Payment Date. The principal and interest so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Note is registered (the "Holder") at the close of business on the Regular Record Date for such Payment Date. Payment of the principal of and interest on this Note will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.



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         Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         No recourse shall be had for the payment of the principal or interest of this Note against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

         IN WITNESS WHEREOF, the Company has caused this Renewable Unsecured Subordinated Note to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.

Dated:_____________________

CONSUMER PORTFOLIO SERVICES, INC.



By____________________________________
Name:
Title:

Attest:



 _____________________________________, Secretary



                          CERTIFICATE OF AUTHENTICATION

         This Note is one of the Renewable Unsecured Subordinated Notes, referred to in the within-mentioned Indenture.

Dated:_________
Wells Fargo Bank National Association, as Trustee

By
Authorized Signature



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                              REVERSE SIDE OF NOTE

         This Note is one of a duly authorized issue of Renewable Unsecured Subordinated Notes of the Company designated as its Renewable Unsecured Subordinated Notes (the "Notes") in the maximum aggregate principal amount of up to $60,000,000, issued and to be issued under an Indenture, dated as of ________________, 2005 (the "Indenture"), between the Company and Wells Fargo Bank National Association, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and for a statement of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         The Notes are general unsecured obligations of the Company. The payment of the principal of and interest on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt and, by the acceptance of this Note, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder's attorney-in-fact the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate such subordination.

         The Company may, at its option, at any time redeem this Note either in whole or from time to time in part prior to the Maturity Date by providing at least thirty (30) days written notice to the Holder.

         If this Note shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Note.

         This Note may be transferred and exchanged only as provided in the Indenture. This Note may not be assigned, transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company's right to demand and receive an opinion of Holder's legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

         Approximately fifteen (15) but not less than ten (10) days prior to the Maturity Date, the Company will send the Holder a Notice of Maturity to notify the Holder of the Maturity Date. If in the Notice of Maturity the Company does not notify the Holder of its intention to repay this Note, and unless within fifteen (15) days after the Maturity Date, the Holder has not demanded repayment of this Note, this Note shall be automatically renewed for an additional term equal to the term of the maturing Note and shall be deemed to have been renewed by the Holder and the Company as of the Maturity Date, such that a new Note shall be deemed to have been issued as of such Maturity Date. This Note will continue to renew as described herein absent some action permitted under the Indenture and this Note by either the Holder or the Company. Interest on the renewed Note shall accrue from the Issue Date thereof, which is the first day of such renewed term. This renewed Note will be deemed to have identical terms and provisions as the maturing Note, including provisions relating to payment, except that the interest rate payable during the term of the renewed Note shall be the interest rate which is being offered by the Company on other Notes with the same term as of the Issue Date of such renewal. If other Notes with the same term are not then being offered on the Issue Date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date, or the Note's existing rate if no such rate is specified. If the Company gives notice to the Holder of the Company's intention to repay the Note at maturity, the Company shall pay the Holder the principal amount and accrued and unpaid interest thereon on the Maturity Date, and, provided such payment is timely made, no interest will accrue after the Maturity Date. Otherwise, if the Holder requests repayment within fifteen (15) days after the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment upon the later of the Maturity Date or five (5) days following the date the Company receives such notice from Holder; provided that any interest paid to the Holder accruing after the Maturity Date shall be deducted from such payment



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         If an Event of Default shall occur and be continuing, the outstanding principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Notes outstanding.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

         In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Notes and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the Company (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Notes and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

         The Notes are originally issuable in such denominations as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Subject to the provisions of the Indenture (including without limitation Section 2.6 thereof), the transfer of this Note is registerable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Note or in another form satisfactory to the Company and the Registrar duly executed by the Holder hereof or such Holder's attorney, duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Registrar may assess service charges for any such registration or transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of law provisions thereof.



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                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Note)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_________________________________________________

_________________________________________________

_________________________________________________ (Please print name and address of transferee)

this Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, as Attorney-in-Fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution.

Dated:___________

Signature:_________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Note)

Social Security or Other Identifying Number of Transferee: _____________________

Signature Guaranteed: